Exhibit 99.1

                       ANAREN REPORTS 2ND QUARTER RESULTS

    SYRACUSE, N.Y., Jan. 26 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported record net sales for the second quarter ended December 31, 2005 were $25.0 million, up 6% from the second quarter of fiscal year 2005.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO )

    Net income for the second quarter was $2.2 million, or $0.13 per diluted share including $0.8 million, or $0.04 per diluted share in equity based compensation expense as required by Statement of Financial Accounting Standards No. 123R. Net income for the second quarter of fiscal 2006 before equity based compensation expense was $3.0 million, or $0.17 per diluted share. This compares to net income of $1.0 million, or $0.05 per diluted share for the second quarter of fiscal 2005 which included $0.9 million in restructuring and consolidation charges and no equity based compensation expense.

    The effective tax rate for the second quarter of fiscal 2006 was 27.1%, compared to 9.4% for the second quarter of fiscal 2005. Operating income for the second quarter of fiscal 2006 was $2.5 million, or 10.1% of net sales, including $0.8 million, or 3.3% of net sales, in equity based compensation expense, up 177% from the second quarter of fiscal 2005. Operating income for the second quarter of fiscal 2006 before equity based compensation expenses was 13.4% of net sales. This compares to operating income of $0.9 million, or 3.9% of sales, for the second quarter of fiscal 2005, which included $0.5 million in restructuring and $0.4 million in other consolidation charges and no equity based compensation expense.

    Lawrence A. Sala, Anaren's President and CEO said, "The growth in net sales for the quarter was driven by the Space and Defense Group. Profitability for the quarter continued to improve as a result of the increase in net sales, continued favorable wireless product mix, and improved operating efficiencies particularly at our Anaren Ceramics subsidiary." Mr. Sala added, "We are pleased with the continued improvement in operating profitability and the expanding breadth of our Space and Defense business."

    For the six months ended December 31, 2005, net sales were $49.6 million, up 2% from the first six months of fiscal 2005. Operating income for the first six months of fiscal 2006 was $4.9 million, or 9.8% of net sales, including $1.7 million, or 3.4% of net sales, in equity based compensation expense. Operating income before equity based compensation expense for the first six months of fiscal 2006 was 13.2% of net sales. Net income for the first six months of fiscal 2006 was $4.5 million, or $0.25 per diluted share, including $1.7 million, or $0.09 per diluted share, in equity based compensation expense net of tax. This compares to net income for the first six months of fiscal 2005 of $3.0 million, or $0.15 per diluted share, which included $1.1 million in restructuring and consolidation charges and no equity based compensation expense.

    Balance Sheet

    Cash, cash equivalents and marketable debt securities at December 31, 2005 were $77.2 million. During the quarter, the Company generated $4.2 million in cash from operations, repurchased 343,611 shares of its common stock for $4.9 million, and expended $2.1 million on capital additions.

    Wireless Group

    Wireless Group net sales for the quarter were $15.5 million, down 3% from the second quarter of fiscal 2005. The decrease in wireless net sales from the second quarter of last year was driven by an anticipated decline in resistive product sales which was largely offset by an increase in sales of consumer component products. Sales of consumer component products were $1.1 million for the quarter, up 200% from the second quarter of fiscal 2005 driven by increased demand for satellite television applications. Due to the seasonality of this application, we anticipate that consumer component sales will decline in the third quarter.

    Development of new custom assembly opportunities continued during the quarter with the delivery of qualification units on two programs. The group also began sampling new balun and filter products for consumer terrestrial and satellite television applications. Wireless Group research and development spending remains focused on consumer and ferrite component development activity.

    Customers that exceeded 10% of Wireless Group net sales for the quarter were Nokia Corp. and Motorola, Inc.

    Space and Defense Group

    Space and Defense Group net sales for the quarter were $9.5 million, up 24.6% from the second quarter of fiscal 2005. New orders for the quarter totaled $8.9 million and included contracts for satellite antenna and airborne passive ranging applications. Space and Defense backlog at December 31, 2005 was $49.6 million, up 4% from $47.5 million at June 30, 2005.

    Outlook

    We expect continued market demand volatility for wireless infrastructure products, seasonal driven decline in the consumer component product line and relative consistency from the backlog-driven Space and Defense segment. As a result, we expect net sales to be in the range of $23.0 - $25.0 million for the third quarter of fiscal 2006. With an anticipated tax rate of 25% - 26% and an expected equity based compensation expense of approximately $0.04 per diluted share, we expect net earnings per diluted share to be in the range of $0.09 - $0.12 for the third quarter.

    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays and/or difficulties associated with effectively operating the Company's recently consolidated Anaren Ceramics subsidiary; unanticipated delays in successfully completing customer orders within contractually required timeframes; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2005 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2005 and Anaren's Form 10-Q for the three months ended December 31, 2005 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

    Conference Call

    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and http://www.ccbn.com at http://www.streetevents.com on Thursday, January 26, 2006 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m.
(EDT) beginning January 26, 2006 through midnight January 30, 2006. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 2766294. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-231-9012 and International is 1-719-457-2617.

    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at http://www.anaren.com.

                                  Anaren, Inc.
                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                Three Months Ended                 Six Months Ended
                          ------------------------------    ------------------------------
                             Dec. 31,         Dec. 31,         Dec. 31,         Dec. 31,
                              2005             2004             2005             2004
                          -------------    -------------    -------------    -------------
Sales                     $  25,019,013    $  23,650,022    $  49,633,371    $  48,557,379

Cost of sales                15,982,504       16,888,850       31,942,416       33,905,389
Gross profit                  9,036,509        6,761,172       17,690,955       14,651,990

Operating expenses:
   Marketing                  1,715,660        1,860,973        3,483,739        3,637,618
   Research and
    development               2,268,438        1,387,105        4,303,079        3,032,182
   General and
    administrative            2,523,124        2,141,752        5,015,434        4,243,936
   Restructuring                      -          458,335                -          458,335
      Total operating
       expenses               6,507,222        5,848,165       12,802,252       11,372,071

Operating income              2,529,287          913,007        4,888,703        3,279,919

Other income (expense):
   Other income,
    primarily interest          536,821          179,714        1,124,565          532,771
   Interest expense              (6,143)          (9,837)         (12,286)         (15,642)
      Total other
       income (expense)         530,678          169,877        1,112,279          517,129

Income before
 income taxes                 3,059,965        1,082,884        6,000,982        3,797,048
Income taxes                    830,000          102,000        1,517,000          835,000
      Net income              2,229,965          980,884        4,483,982        2,962,048

Basic earnings
 per share                $        0.13    $        0.05    $        0.26    $        0.15

Diluted earnings
 per share                $        0.13    $        0.05    $        0.25    $        0.15

Shares used in
 computing net income
Per share:
  Basic                      17,020,360       19,580,182       17,211,315       19,862,314
  Diluted                    17,595,314       20,167,087       17,765,683       20,422,625

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                       Three Months Ended                 Six Months Ended
                                 ------------------------------    ------------------------------
                                    Dec. 31,         Dec. 31,         Dec. 31,         Dec. 31,
                                     2005             2004             2005             2004
                                 -------------    -------------    -------------    -------------
Sales                                    100.0%           100.0%           100.0%           100.0%

Cost of sales                             63.9%            71.4%            64.4%            69.8%
Gross profit                              36.1%            28.6%            35.6%            30.2%

Operating expenses:
   Marketing                               6.8%             7.9%             7.0%             7.5%
   Research and development                9.1%             5.9%             8.7%             6.3%
   General and administrative             10.1%             9.0%            10.1%             8.7%
   Restructuring                           0.0%             1.9%             0.0%             0.9%
      Total operating expenses            26.0%            24.7%            25.8%            23.4%

Operating income                          10.1%             3.9%             9.8%             6.8%

Other income (expense):
   Other, primarily
    interest income                        2.1%             0.7%             2.3%             1.0%
   Interest expense                        0.0%             0.0%             0.0%             0.0%
      Total other income, net              2.1%             0.7%             2.3%             1.0%

Income before income taxes                12.2%             4.6%            12.1%             7.8%
Income taxes                               3.3%             0.4%             3.1%             1.7%
Net income                                 8.9%             4.2%             9.0%             6.1%

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                               Three Months Ended
                                                 -----------------------------------------------
                                                   Dec. 31,         Dec. 31,         Sept. 30,
                                                     2005             2004             2005
                                                 -------------    -------------    -------------
Net sales                                        $  25,019,013    $  23,650,022    $  24,614,358

Cost of sales                                       15,982,504       16,888,850       15,959,912
Gross profit                                         9,036,509        6,761,172        8,654,446

Operating expenses:
   Marketing                                         1,715,660        1,860,973        1,768,079
   Research and development                          2,268,438        1,387,105        2,034,641
   General and administrative                        2,523,124        2,141,752        2,492,310
   Restructuring                                             -          458,335                -
      Total operating expenses                       6,507,222        5,848,165        6,295,030

Operating income                                     2,529,287          913,007        2,359,416

Other income (expense):
   Other, primarily
    interest income                                    536,821          179,714          587,744
   Interest expense                                     (6,143)          (9,837)          (6,143)
      Total other income, net                          530,678          169,877          581,601

Income before income taxes                           3,059,965        1,082,884        2,941,017
Income taxes                                           830,000          102,000          687,000
   Net Income                                    $   2,229,965    $     980,884    $   2,254,017

Basic earnings per share                         $        0.13    $        0.05    $        0.13

Diluted earnings per share                       $        0.13    $        0.05    $        0.13

Shares used in computing net income per share:
      Basic                                         17,020,360       19,580,182       17,402,270
      Diluted                                       17,595,314       20,167,087       17,936,051

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                               Three Months Ended
                                                 -----------------------------------------------
                                                   Dec. 31,         Dec. 31,         Sept. 30,
                                                     2005             2004             2005
                                                 -------------    -------------    -------------
Net sales                                                100.0%           100.0%           100.0%

Cost of sales                                             63.9%            71.4%            64.8%
Gross profit                                              36.1%            28.6%            35.2%

Operating expenses:
   Marketing                                               6.8%             7.9%             7.2%
   Research and development                                9.1%             5.9%             8.3%
   General and administrative                             10.1%             9.0%            10.1%
   Restructuring                                           0.0%             1.9%             0.0%
      Total operating expenses                            26.0%            24.7%            25.6%

Operating income                                          10.1%             3.9%             9.6%

Other income (expense):
   Other, primarily interest income                        2.1%             0.7%             2.4%
   Interest expense                                        0.0%             0.0%             0.0%
      Total other income, net                              2.1%             0.7%             2.4%

Income before income taxes                                12.2%             4.6%            12.0%
Income taxes                                               3.3%             0.4%             2.8%
Net income                                                 8.9%             4.2%             9.2%

                                  Anaren, Inc.
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)

                                                        Dec. 31,         June 30,
                                                         2005             2005
                                                     --------------   --------------
Assets:
Cash, cash equivalents and
 short-term investments                              $   64,728,186   $   58,408,721
Accounts receivable, net                                 13,907,521       14,780,146
Other receivables                                         1,142,200        1,144,680
Inventories                                              22,380,517       19,403,348
Other current assets                                      2,018,153        1,771,658
      Total current assets                              104,176,577       95,508,553

Net property, plant and equipment                        25,564,872       24,983,653
Securities available for sale                                     -        3,500,000
Securities held to maturity                              12,499,018       20,100,547
Goodwill                                                 30,715,861       30,715,861
Other intangibles                                           506,806          673,241
Total assets                                         $  173,463,134   $  175,481,855

Liabilities and stockholders' equity Liabilities:
Accounts payable                                     $    5,525,706   $    6,077,313
Accrued expenses                                          2,473,539        2,331,885
Customer advance payments                                   483,722
Other liabilities                                         2,420,237        2,545,847
      Total current liabilities                          10,903,204       10,955,045

Other non-current liabilities                             6,013,707        5,448,247
      Total liabilities                                  16,916,911       16,403,292

Stockholders' equity:
Retained earnings                                        63,143,789       58,659,807
Common stock and additional paid-in capital             174,096,475      171,346,105
Accumulated comprehensive loss                             (721,756)        (747,539)
      Less cost of treasury stock                       (79,972,285)     (70,179,810)
      Total stockholders' equity                        156,546,223      159,078,563

Total liabilities and stockholders' equity           $  173,463,134   $  175,481,855

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                                   Three Months Ended
                                                     ------------------------------------------------
                                                      GAAP Results    SFAS 123R EXP     W/O SFAS 123R
                                                         Dec. 31,        Dec. 31,        Dec. 31,
                                                          2005             2005             2005
                                                     --------------   --------------   --------------
Net sales                                            $   25,019,013   $            -   $   25,019,013

Cost of sales                                            15,982,504          196,907       15,785,597
Gross profit                                              9,036,509          196,907        9,233,416

Operating expenses:
   Marketing                                              1,715,660           68,733        1,646,927
   Research and development                               2,268,438          127,702        2,140,736
   General and administrative                             2,523,124          440,947        2,082,177
      Total operating expenses                            6,507,222          637,382        5,869,840

Operating income                                          2,529,287          834,289        3,363,576

Other income (expense):
   Other, primarily
    interest income                                         536,821                -          536,821
   Interest expense                                          (6,143)               -           (6,143)
      Total other income, net                               530,678                -          530,678

Income before income taxes                                3,059,965          834,289        3,894,254
Income taxes                                                830,000          (57,000)         887,000
   Net Income                                        $    2,229,965   $      777,289   $    3,007,254

Basic earnings per share                             $         0.13   $         0.05   $         0.18

Diluted earnings per share                           $         0.13   $         0.04   $         0.17

Shares used in computing net income per share:
      Basic                                              17,020,360       17,020,360       17,020,360
      Diluted                                            17,595,314       17,595,314       17,595,314

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                            Three Months Ended
                                 ------------------------------------------
                                 GAAP Results  SFAS 123R EXP  W/O SFAS 123R
                                   Dec. 31,       Dec. 31,       Dec. 31,
                                     2005           2005           2005
                                 ------------  -------------  -------------
Net sales                               100.0%                        100.0%

Cost of sales                            63.9%           0.8%          63.1%
Gross profit                             36.1%          (0.8)%         36.9%

  Operating expenses:
  Marketing                               6.8%           0.2%           6.6%
  Research and development                9.1%           0.5%           8.6%
  General and administrative             10.1%           1.8%           8.3%
  Restructuring                           0.0%           0.0%           0.0%
    Total operating expenses             26.0%           2.5%          23.5%

Operating income                         10.1%          (3.3)%         13.4%

Other income (expense):
  Other, primarily
  interest income                         2.1%           0.0%           2.1%
  Interest expense                        0.0%           0.0%           0.0%
    Total other income, net               2.1%           0.0%           2.1%

Income before income taxes               12.2%          (3.3)%         15.5%
Income taxes                              3.3%          (0.2)%          3.5%
  Net income                              8.9%          (3.1)%         12.0%

                          Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Cash Flows
                                   (Unaudited)

                                             Six Months      Three Months     Three Months
                                               Ended            Ended            Ended
                                              Dec. 31,         Dec. 31,         Sept. 30,
                                                2005            2005             2005
                                           --------------   --------------   --------------
Cash flows from operating activities:
   Net income                              $    4,483,982   $    2,229,965   $    2,254,017

Adjustments to reconcile
 net income to net
 cash provided by
 operating activities:

   Depreciation and
    amortization of
    plant and equipment                         2,391,077        1,189,158        1,201,919
   Loss on sale of equipment                       15,875           15,875                -
   Amortization of
    intangibles                                   166,435           83,217           83,218
   Provision for doubtful
    accounts                                       (2,292)          (2,292)               -
   Deferred income taxes                          156,405           84,405           72,000
   Equity based compensation                    1,725,844          863,923          861,921
   Tax benefit from
    exercise of stock options                     378,318          378,318                -
   Receivables                                    874,917          860,877           14,040
   Inventories                                 (2,977,169)      (1,591,914)      (1,385,255)
   Accounts payable                              (551,607)      (1,022,551)        (470,944)
   Other assets and liabilities                   664,805        1,094,756         (429,951)
   Net cash provided by
    operating activities                        7,326,590        4,183,737        3,142,853

Cash flows from investing activities:
   Capital expenditures                        (2,989,171)      (2,141,269)        (847,902)
   Proceeds from sale
    of equipment                                    1,000            1,000                -
   Net maturities
    (purchases) of marketable
    debt and equity securities                  3,510,237          (22,171)       3,532,408
   Net cash (used in)
    provided by investing
    activities from
    continuing operations                         522,066       (2,162,440)      (2,684,506)

Cash flows from financing activities:
   Stock options exercised                        646,209          498,373          147,836
   Purchase of
    treasury stock                             (9,792,475)      (4,898,324)      (4,894,151)
   Net cash (used in)
    provided by financing
    activities                                 (9,146,266)      (4,399,951)      (4,746,315)

   Effect of exchange rates                        25,783          (37,906)          63,689

   Net increase
    (decrease) in cash
    and cash equivalents                       (1,271,827)      (2,416,560)       1,144,733

Cash and cash equivalents
 at beginning of period                         5,900,841        7,045,574        5,900,841
Cash and cash equivalents
 at end of period                          $    4,629,014   $    4,629,014   $    7,045,574

SOURCE  Anaren, Inc.
    -0-                             01/26/2006
    /CONTACT:  Joseph E. Porcello, VP of Finance, Anaren, Inc.,
+1-315-432-8909/
    /First Call Analyst: /
    /FCMN Contact: asavage@anaren.com /
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.anaren.com /